UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 14, 2013

Date of Report (Date of earliest event reported)

MICRO IMAGING TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction)

0-16416

(Commission File Number)

33-0056212

  (I.R.S. Employee Identification No.)

970 Calle Amanacer, Suite F, San Clemente, California 92673

(Address of principal executive offices)

(949) 388-4546

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on June 14, 2013 (the “Original 8-K”) by Micro Imaging Technology, Inc. (the “Company”) to include Exhibit 3.1 filed herewith. No other changes have been made to the Original Report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On February 19, 2013, the Company filed a Certificate of Amendment of its Articles of Incorporation with the Secretary of State of the State of California with reference to a reverse stock split with respect to its issued and outstanding Common Stock par value $0.01 (“Common Stock”), Convertible Preferred Stock par value $0.01 (“Convertible Preferred Stock”), Class B Common Stock par value $0.01 (“Class B Common”), and Preferred Stock par value $1.00 (“Preferred Stock”). A copy of the Certificate of Amendment is attached to this Report as Exhibit 3.1(a).  There currently are no shares of the Class B Common or Preferred Stock issued our outstanding. On June 14, 2013 (the “Effective Date”), the Company effectuated its previously announced reverse stock split with respect to its Common Stock par value $0.01 (“Common Stock”) and Convertible Preferred Stock par value $0.01 (“Convertible Preferred Stock”). On the Effective Date, the Company implemented a one for 500 share reverse split of its Common Stock and Convertible Preferred Stock.  On the Effective Date, the Company’s pre-split 2,470,621,243 shares of Common Stock became 4,941,243 post-split shares of Common Stock and the Company’s pre-split 2,600,000 shares of Convertible Preferred Stock became 5,200 post-split shares of Convertible Preferred Stock.  In connection with the reverse split, the number of the Company’s authorized shares of Common Stock was decreased from 2,500,000,000 to 25,000,000 shares.  Commencing June 14, 2013 and for 20 business days thereafter, the Company’s Common stock will trade under the ticker symbol “MMTCD”.  Thereafter, the ticker symbol will revert back to “MMTC”.  For further information, please refer to the Company’s Schedule 14C Information Statement filed with the U.S. Securities and Exchange Commission on March 20, 2013.

Item 8.01 Other Events.

Please refer to Item 5.03, above.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

3.1(a)*         Certificate of Amendment of Articles of Incorporation of Micro Imaging Technology, Inc.

* Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO IMAGING TECHNOLOGY, INC.

/s/ Jeffrey Nunez
Jeffrey Nunez, President

Dated: June 14, 2013